 CHANGE OF CONTROL AGREEMENT
            This CHANGE OF CONTROL AGREEMENT (this ?Agreement?) is made by and between THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation
(the "Company"), and ____________ (the "Executive"), dated as of _____________.
            WHEREAS, the Company and Executive previously entered into that certain Employment Agreement, dated as of ___________ (the ?Original Agreement?), which sets forth certain of the terms and conditions of the Executive?s employment with the Company in the event of any ?Change of Control,? and certain compensation that will be paid to the Executive if the Executive?s employment is terminated in connection with a Change of Control;
            WHEREAS, the Company and Executive desire to amend the Original
Agreement so that it complies with the requirements of section 409A of the Internal
Revenue Code of 1986, as amended (the ?Code?), and the final regulations issued thereunder, as well as to make certain other changes; and
            IT IS, THEREFORE, AGREED:
            1.        Operation of Agreement.
                  (a)        The "Effective Date" shall be the date during the "Change
of Control Period" (as defined in Section 1(b) hereof) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated within twelve (12) months prior to the date on which a Change of Control occurs, and the Executive can reasonably demonstrate that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with a Change of Control, then for all purposes of this Agreement the
"Effective Date" shall mean the date immediately prior to the date of such termination.
                  (b)        The "Change of Control Period" is the period commencing
on the date hereof and ending on the second anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least sixty (60) days prior to the Renewal Date the Company shall give notice that the Change of Control Period shall not be so extended.
            2.        Change of Control. For the purpose of this Agreement, a "Change of Control" shall be deemed to have taken place if:
                  (a)        individuals who, on the date hereof, constitute the Board of
Directors (the "Board") of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the
Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
                  (b)        any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections
13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the
Company's then outstanding securities eligible to vote for the election of the Board (the
"Voting Securities"); provided, however, that the event described in this Section 2(b)
shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary of the Company in which the
Company owns more than 50% of the combined voting power of such entity (a
"Subsidiary"), (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding the Company's Voting Securities pursuant to an offering of such Voting
Securities, (iv) pursuant to a Non-Qualifying Transaction (as defined in Section 2(c)
hereof), or (v) pursuant to any acquisition by Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive);
                  (c)         the consummation of a merger, consolidation, statutory
share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business
Combination"), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the Company resulting from such Business
Combination (the "Surviving Company"), or (B) if applicable, the ultimate parent
Company that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company"), is represented by the Company's Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Company's Voting Securities were converted pursuant to such Business
Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the
Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent
Company, the Surviving Company) and (iii) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the
Surviving Company) following the consummation of the Business Combination were
Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction");
                  (d)        a sale of all or substantially all of the Company's assets;
                  (e)        the stockholders of the Company approve a plan of
complete liquidation or dissolution of the Company; or
                  (f)        such other events as the Board may designate.
                Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company's Voting Securities as a result of the acquisition of the Company's Voting Securities by the Company which reduces the number of the Company's Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional
Company Voting Securities that increases the percentage of outstanding Company
Voting Securities beneficially owned by such person by more than one percent (1%) of the Company?s outstanding Voting Securities, a Change of Control of the Company
shall then occur.
            3.        Employment Period. The Company hereby agrees to continue the
Executive in its employ, for the period commencing on the Effective Date and ending on the date ___ (__) year(s) after such date (the "Employment Period").
            4.        Position and Duties.
                  (a)        As of the date hereof, the Executive is employed as
________ and as such the Executive is responsible for the oversight and management of the ________________. During the Employment Period, (i) the Executive's position
(including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least comparable in all material respects with the most significant of those held, exercised and assigned at any time during the ninety (90) day period immediately preceding the Effective Date and (ii) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or at an office or location less than twenty (20) miles from such location.
                  (b)        Excluding periods of vacation, sick leave and disability to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. The Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.
            5.        Compensation.
                  (a)        Base Salary. During the Employment Period, as
consideration for services rendered, the Company shall pay to the Executive a base salary at an annual rate at least equal to the annual rate of base salary paid to the
Executive by the Company, and any affiliated companies, during the ninety-day period immediately preceding the month in which the Effective Date occurs ("Base Salary")
payable over the calendar year at the regular pay periods of the Company. During the
Employment Period, Base Salary shall be reviewed by the Board (or the Compensation
Committee thereof) at least annually and shall be increased, but not decreased, at any time and from time to time as shall be consistent with increases in Base Salary awarded by the Company in the ordinary course of business to other key executives.
Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Executive's Base Salary shall not be reduced after any such increase. As used in this Agreement, the term "affiliated companies"
includes any company controlling, controlled by or under common control with the
Company.
                  (b)        Bonus Plan. During the Employment Period, the Executive
shall receive an annual bonus (a "Bonus") at least equal to the greater of (i) the average annual dollar bonus amount that was earned by the Executive under the
Company's Annual Incentive Bonus Plan, as amended and restated as of December
9, 2003 (or any predecessor or successor plan, policy or arrangement thereto) (the
"Bonus Plan") for the three completed fiscal years of the Company (each a "Fiscal
Year") immediately prior to the Effective Date, or (ii) Executive's Target (as defined in the Bonus Plan) bonus amount under the Bonus Plan for the Fiscal Year which includes the Effective Date or, if no target has been set with respect to Executive for such Fiscal Year, the Target bonus amount for the immediately preceding Fiscal Year
(in either case, based on Executive's target percentage of Base Salary established
pursuant to the Bonus Plan).   The Bonus shall be paid to the Executive as soon as
practicable after the Fiscal Year for which the Bonus applies, but not later than April 30 following the end of such Fiscal Year.
                  (c)        Employee Benefit Plans. In addition to the Base Salary and
Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive programs, savings, pension and retirement plans and programs applicable to other key executives, and to receive use of an automobile of comparable value to automobiles provided to other key executives
(or to receive the same automobile allowance as is provided to other key executives).
In no event shall such plans and programs, in the aggregate, provide the Executive with compensation, benefits and reward opportunities less favorable than the most favorable of those provided by the Company and its affiliated companies for the
Executive under such plans and programs as in effect at any time during the ninety-
day period immediately preceding the Effective Date or, if more favorable to the
Executive, as provided at any time thereafter with respect to other key executives.
                  (d)        Welfare Benefit Plans. During the Employment Period, the
Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under each welfare benefit plan of the
Company, including, without limitation, all medical, supplemental medical, prescription, dental, disability, salary continuance, life, accidental death and travel accident insurance plan and programs of the Company and its affiliated companies, in each case not less favorable than those in effect at any time during the ninety-day period immediately preceding the Effective Date which would be most favorable to the
Executive or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.
                  (e)        Expenses. During the Employment Period, the Executive
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in the performance of his duties hereunder, which reimbursement shall be paid to the Executive over a period that is no longer than that required under the Company?s reimbursement policy as in effect at any time during the ninety-day period immediately preceding the Effective Date which would be most favorable to the
Executive or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.
                  (f)        Office and Support Staff. During the Employment Period,
the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those provided to the Executive at any time during the ninety-day period immediately preceding the Effective Date, or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives.
                  (g)        Vacation. During the Employment Period, the Executive
shall be entitled to paid vacation in accordance with the most favorable policies of the
Company as in effect at any time during the ninety-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.
            6.        Termination. This Agreement shall terminate under the following circumstances:
                  (a)        Expiration of the Employment Period. This Agreement shall
terminate automatically upon the expiration of the Employment Period.
                  (b)        Death or Disability. This Agreement shall terminate
automatically upon the Executive's death. The Company may terminate this
Agreement, after having established the Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Executive written notice of its intention to terminate the Executive's employment. In such a case, the Executive's employment with the Company shall terminate effective on the 180th day after receipt of such notice (the "Disability Effective Date"), provided that, within 180 days after such receipt, the Executive shall not have returned to full performance of the Executive's duties. For purposes of this Agreement, "Disability" means personal injury, illness or other cause which, after the expiration of not less than 180 days after its commencement, renders the Executive unable to perform his duties with substantially the same level of quality as immediately prior to such incident and such disability is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).
                  (c)        With or Without Cause. The Company may terminate the
Executive's employment with or without "Cause." For purposes of this Agreement,
"Cause" means (i) the willful and continued failure of Executive to perform substantially his duties with the Company (other than any such failure resulting from
Executive's incapacity due to physical or mental illness or any such failure subsequent to Executive being delivered a Notice of Termination without Cause by the Company or delivering a Notice of Termination for Good Reason to the Company) after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties and the Executive has failed to cure such failure to the reasonable satisfaction of the Board; (ii) the willful engaging by Executive in gross negligence or willful misconduct which is demonstrably and materially injurious to the Company or its affiliates; or (iii) Executive's conviction of or pleading guilty or no contest to a felony. For purpose of this Section 6(c), no act or failure to act by Executive shall be considered "willful" unless done or omitted to be done by
Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Company or upon the instructions of the
Company's chief executive officer or another senior officer of the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Cause shall not exist unless and until the
Company has delivered to Executive, along with the Notice of Termination for Cause, a copy of a resolution duly adopted by three-quarters (3/4) of all members of the Board
(excluding Executive if Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for
Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) - (iii) above has occurred and specifying the particulars thereof in detail. The Board must notify
Executive of any event constituting Cause within ninety (90) days following the
Board's knowledge of its existence or such event shall not constitute Cause under this
Agreement.
                  (d)        With or Without Good Reason. The Executive's
employment may be terminated by the Executive with or without Good Reason. For purposes of this Agreement, "Good Reason" means:
                  (i)        A material diminution in the Executive?s authority, duties or responsibilities as compared with the Executive's authority, duties or responsibilities with the Company immediately prior to the Effective Date; provided, however, that
Good Reason shall not be deemed to occur upon a change in authority, duties or responsibilities that is solely and directly a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this Section 6(d);
                  (ii)        A material diminution in the authority, duties, or
responsibilities of the supervisor to whom the Executive is required to report immediately prior to the Effective Date;
                  (iii)         A material change in the geographic location at which the
Executive must perform services for the Company, which for this purposes shall mean the Company requiring the Executive to be based at any office or location other than that described in Section 4(a)(ii) hereof, except for travel required in the performance of the Executive's responsibilities which shall be no more extensive than the customary travel requirements of Executive prior to the Effective Date; or
                  (iv)        Any other action or inaction that constitutes a material
breach of this Agreement by the Company;
provided, however, that a termination by Executive for Good Reason shall be effective only if (i) the Executive has provided a Notice of Termination to the Company within 90 days after the initial existence of the event constituting Good Reason that an event constituting Good Reason has occurred, (ii) within 30 days following the delivery of such Notice of Termination by Executive to the Company, the Company has failed to cure the circumstances giving rise to Good Reason and (iii) the Executive resigns from employment prior to the end of the Employment Period.

Any termination by the Company with or without Cause or by the Executive with or without Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(d) hereof. For purposes of this
Agreement, a "Notice of Termination" means a written notice which (x) indicates the specific termination provision in this Agreement relied upon, (y) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (z) if the termination date is other than the date of receipt of such notice, specifies the proposed termination date.

            7.        Obligations of the Company Upon Termination.
                  (a)        Expiration of Employment Period. If the Executive's
employment shall be terminated on account of the expiration of the Employment
Period, the Company shall pay the Executive his Base Salary through the expiration of the Employment Period, plus any Bonus amounts earned but not paid during such period and any benefits to which the Executive is entitled under the terms of any of the
Company?s benefit plans, policies or arrangements, and the Company shall have no further obligations to the Executive under this Agreement.
                  (b)        Death. If the Executive's employment is terminated by
reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives, other than those death benefits provided by the Company to which Executive is entitled at the date of the Executive's death, which shall be at least comparable to those in effect at any time during the ninety-day period immediately preceding the Effective Date or, if more favorable to the
Executive and/or the Executive's designees, as in effect on the date of the Executive's death with respect to other key executives and their designees.
                  (c)        Disability. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those disability benefits provided by the
Company to which Executive is entitled as of the Disability Effective Date, which benefits shall be at least comparable to those in effect at any time during the ninety-
day period immediately preceding the Effective Date or, if more favorable to the
Executive and/or the Executive's designees, as in effect on the date of the Executive's
Disability with respect to other key executives and their designees.
                  (d)        With Cause or Without Good Reason. If the Executive's
employment shall be terminated (i) by the Company with Cause, or (ii) by Executive without Good Reason, the Company shall pay the Executive his Base Salary through the date of termination at the rate in effect at the time Notice of Termination is given, plus any Bonus amounts earned but not paid through the date of termination and any benefits to which the Executive is entitled under the terms of any of the Company?s benefit plans, policies or arrangements, and the Company shall have no further obligations to the Executive under this Agreement.
                  (e)        Without Cause or With Good Reason. If, during the
Employment Period, Executive's employment shall be terminated (i) by the Company without Cause, or (ii) by Executive for Good Reason, the Company shall pay to the
Executive in a lump sum in cash within ten (10) days after the date of termination
(unless a delay is required pursuant to Section 14(b) below), the aggregate of the following amounts, with respect to which Executive shall have no duty of mitigation and the Company shall have no right of set-off:
                        (A)        to the extent not theretofore paid, the Executive's
Base Salary through the date of termination at the rate in effect on the date of termination plus any Bonus amounts which have become payable and any accrued vacation pay;
                        (B)        a pro rata portion of Executive's Bonus for the Fiscal
Year in which the date of termination occurs equal to the product of (1) the greater of
(x) the average annual dollar bonus amount that was earned by the Executive under the Bonus Plan for the three completed Fiscal Years immediately prior to the date of termination, or (y) Executive's Target bonus amount under the Bonus Plan for the
Fiscal Year which includes the date of termination or, if no target has been set with respect to Executive for such Fiscal Year, the Target bonus amount for the immediately preceding Fiscal Year (in either case, based on Executive's target percentage of Base
Salary established pursuant to the Bonus Plan) (the greater of (x) and (y) being referred to as the "Target Bonus"), multiplied by (2) a fraction, the numerator of which is the number of days in the Fiscal Year in which the date of termination occurs through the date of termination and the denominator of which is three hundred sixty-
five (365);
                        (C)         an amount equal to Executive's Base Salary and
Target Bonus for the remainder of the Employment Period;
                        (D)        an amount equal to the number of months remaining
in the Employment Period multiplied by the applicable monthly COBRA premium as in effect on the date of the Executive?s termination that the Executive would have to pay to continue the welfare benefits for which COBRA continuation rights are available for the Executive and, where applicable, his or her family, with respect to those plans, programs and policies described in Section 5(d);
                        (E)        the present lump sum value of benefits which would
have accrued for the benefit of Executive under the The Pep Boys ? Manny, Moe &
Jack Account Plan or The Pep Boys ? Manny, Moe & Jack Legacy Plan, as applicable,
(the ?Retirement Plan?) which Executive was participating immediately prior to his termination date and had Executive remained employed for the remainder of the
Employment Period after the date of termination and continued participating in such
Retirement Plan, determined using the factors specified in the Retirement Plan for calculating lump sum distributions, and assuming that Executive would have continued for such period to earn the Base Salary at the date of termination and be paid the Target Bonus on each date during such Employment Period that the Bonus typically had been paid prior to the date of termination. For purposes of clarity, this benefit is intended as a portion of the severance benefit payable to the Executive pursuant to this Section 7(e) and is not intended to be an additional benefit under the
Retirement Plan.   In addition, for purposed of calculating ?Years of Service? under the applicable Retirement Plan, Executive shall receive credit for the period of time remaining in the Employment Period; and
                                (F)        an amount equal to the number of months remaining
in the Employment Period multiplied by the applicable monthly premium or allowance as in effect on the date of the Executive?s termination that would have to be paid to continue the programs and benefits which are available for the Executive and, where applicable, his or her family, with respect to those plans, programs and policies described in Sections 5 (c) and (d), other than those covered by clause (D) and (E)
above.

In addition, upon a termination of Executive in accordance with this Section 7(e), all non-vested stock options, and any other non-vested stock or stock-based awards held by Executive, shall immediately become fully vested, non-forfeitable and exercisable.
Notwithstanding anything herein to the contrary, in the event that Executive is entitled to the amounts set forth above as a result of a termination of Executive?s employment prior to a Change of Control and Executive reasonably demonstrates pursuant to
Section 1(a) that such termination was at the direction of a third party or in connection with the Change of Control, the Executive shall receive the amounts set forth in this
Section 7(e), less any severance compensation paid to Executive in connection with such termination, within ten (10) days following the Change of Control; provided however, that if these amounts are deemed to constitute deferred compensation subject to the requirements of Section 409A of the Code, such amounts shall be paid to the Executive as follows: (i) if the Change of Control qualifies as a permissible distribution event within the meaning of Section 409A(a)(2)(A)(v) of the Code, it will be paid within ten (10) days following the Change of Control, unless payment is required to be delayed pursuant to Section 14(b) below in which case it will be paid at the end of the period described in Section 14(b) if such date is later than the ten (10) day period following the Change of Control, or (ii) if the Change of Control does not qualify as a permissible distribution event within the meaning of Section 409A(a)(2)(A)(v) of the
Code, it will be payable in a single sum on the first business day of the month immediately following the six (6) month anniversary of the date Executive terminated employment with the Company.
            8.        Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date on which the Executive's employment is terminated shall be payable in accordance with such plan or program. Anything herein to the contrary notwithstanding, if the
Executive becomes entitled to payments pursuant to Section 7(e) hereof, such
Executive agrees to waive payments under any severance plan or program of the
Company.
            9.        Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the
Executive's employment by the Company or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.
            10.        Covenant Against Competition.
                  (a)        If, after the occurrence of a Change of Control, the
Executive's employment by the Company is terminated pursuant to Sections 7(d) or
7(e) hereof, then for the greater of one year after the date of termination or the remainder of the Employment Period, the Executive shall not, directly or indirectly, (i)
induce or attempt to influence any employee of the Company to terminate his employment with the Company or hire or solicit for hire on behalf of another employer any person then employed or who had been employed by the Company during the immediately preceding six months or (ii) engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the United States of America, if (A) such business? primary business is the retail and/or commercial sale of automotive parts, accessories, tires and/or automotive repair/maintenance services including, without limitation, the entities (including their franchisees and affiliates) listed on Schedule 10(a)(ii)(A)
hereto, or (B) such business is a general retailer which generates revenues from the retail and/or commercial sale of automotive parts, accessories, tires and/or automotive repair/maintenance services in an aggregate amount in excess of $1 billion, including, without limitation, the entities (including their franchisees and affiliates) listed on
Schedule 10(a)(ii)(B) hereto. However, nothing contained in this Section 10(a) shall prevent the Officer from holding for investment up to two percent (2%) of any class of equity securities of a company whose securities are traded on a national or foreign securities exchange.
                  (b)        Executive acknowledges that the restrictions contained in
Sections 9 and 10 hereof, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the
Company, and the Executive therefore acknowledges that, in the event of his violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief (without the posting of any bond) as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such a violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.
                  (c)        If the Executive violates any of the restrictions contained in the foregoing Section 10(a), the period during which the restrictions contained in
Section 10(a) shall remain in effect shall be tolled as of the time of commencement of such violation, and shall not begin to run again until such time as such violation shall be cured by the Executive to the satisfaction of the Company.
                  (d)        Executive acknowledges and agrees that the covenants
and other provisions set forth in Sections 10(a), 10(b) and 10(c) hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or other provisions are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, then (I) the remaining covenants and other provisions set forth in Sections 10(a), 10(b) and 10(c) shall be unimpaired, and (ii) the invalid or unenforceable covenant or provision shall be deemed replaced by a covenant or provision that is valid or enforceable and that comes closest to expressing the intention of the covenant or provision found to be invalid or unenforceable.

            11.        Certain Additional Payments by the Company.
                  (a)        If it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the
Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.
                  (b)        Subject to the provisions of Section 11(f) hereof, all
determinations required to be made under this Section 11, including whether an
Excise Tax is payable by Executive and the amount of such Excise Tax and whether a
Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting
Firm") selected by Executive in his sole discretion. Executive will direct the Accounting
Firm to submit its determination and detailed supporting calculations to both the
Company and Executive within 30 days after the date of the Change of Control or the date of Executive's termination of employment, if applicable, and any other such time or times as may be requested by the Company or Executive. If the Accounting Firm
determines that any Excise Tax is payable by Executive, unless the payment is required to be delayed pursuant to Section 14(b) below, the Company will pay the required Gross-Up Payment to Executive within 15 days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Executive, it will, at the same time as it makes such determination, furnish Executive with an opinion that he has substantial authority not to report any
Excise Tax on his federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and Executive. As a result of the uncertainty in the application of
Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up
Payments which will not have been made by the Company should have been made
(an "Underpayment"), consistent with the calculations required to be made hereunder.
In the event that the Company exhausts or fails to pursue its remedies pursuant to
Section 11(f) hereof and Executive thereafter is required to make a payment of any
Excise Tax, Executive will direct the Accounting Firm to determine the amount of the
Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible.
Unless the Underpayment is required to be delayed pursuant to Section 14(b) below, such Underpayment will be promptly paid by the Company to, or for the benefit of,
Executive within 15 days after receipt of such determination and calculations.
                  (c)        The Company and Executive will each provide the
Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by
Section 11(b) hereof.
                  (d)        The federal, state and local income or other tax returns filed by Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive. Executive will make proper payment of the amount of any Excise Tax, and at the request of the
Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Executive will within 15 days pay to the Company the amount of such reduction.
                  (e)        The fees and expenses of the Accounting Firm for its
services in connection with the determinations and calculations contemplated by
Sections 11(b) and (d) hereof will be borne by the Company. If such fees and expenses are initially advanced by Executive, the Company will reimburse Executive the full amount of such fees and expenses within 15 days after receipt from Executive of a statement therefor and reasonable evidence of his payment thereof.
                  (f)        Executive will notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the
Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 30 days after Executive actually receives notice of such claim and Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Executive). Executive will not pay such claim prior to the date that any payment of amount with respect to such claim is due. If the Company notifies
Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive will:
                        (A)        provide the Company with any written records or
documents in his possession relating to such claim reasonably requested by the
Company;
                        (B)        take such action in connection with contesting such
claim as the Company will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the
Company;
                        (C)        cooperate with the Company in good faith in order
effectively to contest such claim; and
                        (D)        permit the Company to participate in any proceedings
relating to such claim;
provided, however, that the Company will bear and pay directly all costs and expenses
(including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Executive, on an after-tax basis, for and against any
Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses.
Without limiting the foregoing provisions of this Section 11(f), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this
Section 11(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided that Executive may participate therein at his own cost and expense) and may, at its option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to Executive on an interest-free basis and will indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a
Gross-Up Payment would be payable hereunder and Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
                  (g)        If Executive receives any refund with respect to any Excise
Tax previously paid to the Internal Revenue Service by Executive, and if Executive had
received a Gross-Up Payment from the Company with respect to such Excise Tax,
Executive will promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to
Section 11(f) hereof, a determination is made that Executive will not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid pursuant to this Section 11.
            12.        Successors.
                  (a)        This Agreement is personal to the Executive and without
the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.
                  (b)        This Agreement shall inure to the benefit of and be binding upon the Company and its successors.
                  (c)        The Company will require any successor (whether direct or
indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this
Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
            13.        Miscellaneous.
                  (a)        This Agreement shall be governed by and construed in
accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws. The parties hereto agree that the exclusive jurisdiction of any dispute regarding this Agreement shall be the state courts located in Philadelphia,
Pennsylvania. The Company shall reimburse Executive for the fees and expenses incurred by him in enforcing this Agreement, provided that at least one matter in dispute is decided in favor of Executive.
                  (b)        The captions of this Agreement are not part of the
provisions hereof and shall have no force or effect.
                  (c)        This Agreement may not be amended or modified otherwise
than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
                  (d)        All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
                  If to the Executive, to the Executive?s most recent home address reflected on the Company?s books and records; and

                  If to the Company:
                  The Pep Boys - Manny, Moe & Jack
                  3111 West Allegheny Avenue
                  Philadelphia, PA 19132
Attention: Chief Executive Officer and General Counsel
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
                  (e)        The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provision of this
Agreement.
                  (f)        The Company may withhold from any amounts payable
under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
                  (g)        This Agreement contains the entire understanding of the
Company and the Executive with respect to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, with respect to the subject matter hereof, including the Original
Agreement.
                  (h)        The Executive and the Company acknowledge that the
employment of the Executive by the Company, prior to the Effective Date, is "at will", and may be terminated by either the Executive or the Company at any time. Upon a termination of the Executive's employment or upon the Executive's ceasing to be an officer of the Company, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.
            14.        Section 409A of the Internal Revenue Code.
                  (a)        This Agreement shall be interpreted to avoid any penalty
sanctions under section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section
409A of the Code, to the extent applicable, and, if necessary, any such provision shall be deemed amended to comply with section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. All payments to be made upon a termination of employment under this Agreement may only be made upon a ?separation from service? (as defined under Section 409A of the Code). In no event may the Executive, directly or indirectly, designate the calendar year of payment.
                  (b)        To the maximum extent permitted under section 409A of the
Code, the cash severance payments payable under this Agreement are intended to comply with the ?short-term deferral exception? under Treas. Reg. section1.409A-
1(b)(4); provided, however, any amount payable to the Executive during the six (6)
month period following the Executive?s termination date that does not qualify within such exception and is deemed as deferred compensation subject to the requirements of section 409A of the Code, then such amount shall hereinafter be referred to as the
?Excess Amount.? If at the time of the Executive?s termination of employment, the
Company?s (or any entity required to be aggregated with the Company under section
409A of the Code) stock is publicly-traded on an established securities market or otherwise and the Executive is a ?specified employee? (as defined in section 409A of the Code and determined in the sole discretion of the Company (or any successor thereto) in accordance with the Company?s (or any successor thereto) ?specified employee? determination policy), then the Company shall postpone the commencement of the payment of the portion of the Excess Amount that is payable within the six (6) month period following the Executive?s termination date with the
Company (or any successor thereto) for six (6) months following the Executive?s separation from service with the Company (or any successor thereto). The delayed
Excess Amount shall be paid in a lump sum to the Executive within ten (10) days following the date that is six (6) months following the Executive?s separation from service with the Company (or any successor thereto). If the Executive dies during such six (6) month period and prior to the payment of the portion of the Excess Amount that is required to be delayed on account of section 409A of the Code, such Excess
Amount shall be paid to the personal representative of the Executive?s estate within sixty (60) days after the Executive?s death.

                  (c)        All reimbursements provided under this Agreement shall be
made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Executive?s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit. Any tax gross up payments to be made hereunder shall be made not later than the end of the Executive?s taxable year next following the Executive?s taxable year in which the related taxes are remitted to the taxing authority.

        IN WITNESS WHEREOF, the Executive has hereunto set his hand and the
Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.
                                            _______________________________
                                                Name:
                                            THE PEP BOYS - MANNY, MOE & JACK
                                            By:_______________________________